Exhibit 99.1

PINGTAN MARINE ENTERPRISE ANNOUNCES CHIEF FINANCIAL OFFICER CHANGE

PINGTAN APPOINTS MICHAEL YUNG AS CFO, SUCCEEDING ROY YU

FUZHOU, China – December 5, 2019 -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), announced today that Mr. Roy Yu, the Company’s Chief Financial Officer, has tendered his resignation effective December 5, 2019. Mr. LiMing (Michael) Yung, the Company’s Senior Vice President, was appointed as Chief Financial Officer effective December 5, 2019.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, stated, “On behalf of the Board of Directors of Pingtan, I would like to thank Roy for his hard work and contributions during the past several years. During his time, Roy made great efforts in our exploration for business expansion and extension along the industry chain.”

Mr. Yung has a diverse background in business and banking and has served as Pingtan’s Senior Vice President since 2015. Before joining Pingtan, Mr. Yung was the Vice President of Citicorp Investment, Senior Vice President of UBS Paine Webber and Managing Director of Terra Nova Natural Resources. Mr. Yung holds a bachelor’s degree in finance from the New York Institute of Technology.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:

Michael Yung

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

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